UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2023

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2023, InspireMD, Inc. (the “Company”), announced that its Board of Directors (the “Board”) promoted Andrea Tommasoli to Chief Operating Officer of the Company, effective as of March 19, 2023.

Prior to Mr. Tommasoli’s appointment, he served as Senior Vice President of Global Sales and Marketing since November 2020 and brings over two decades of life sciences industry experience to the Company. Prior to joining the Company, Mr. Tommasoli held commercial leadership positions at Integra LifeSciences, a medical device manufacturing company that manufactures products for skin regeneration, neurosurgery, reconstructive and general surgery, from 2011 to 2020, serving as the Senior Director of Indirect Markets from January 2017 to October 2020, as Director of Sales for Specialty Surgical Solutions Europe from June 2014 to December 2016 and as Director of Sales for Neurosurgery EMEA from July 2011 to June 2014. Prior to joining Integra, Mr. Tommasoli was a Managing Partner at Alticare, an independent company focusing on start-ups and growth companies in the medtech business from 2009 to 2011 and was the Director of St. Jude Medical Neuromodulation division in France from 2007 to 2009. Mr. Tommasoli has vast experience in commercializing innovative medical technology solutions that improve and advance standard of care. Mr. Tommasoli received his B.A. in nuclear engineering from Bologna University, Italy and his M.B.A. from HEC Paris, France.

There are no arrangements or understandings between Mr. Tommasoli and any other person pursuant to which Mr. Tommasoli was appointed to serve as the Chief Operating Officer of the Company. There are no family relationships between Mr. Tommasoli and any of the Company’s directors or executive officers. Mr. Tommasoli has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Tommasoli is party to an Employment Contract with the Company (the “Agreement”), which took effect on November 2, 2020. Following his promotion, Mr. Tommasoli will receive an annual base salary of 240,000 Euros (approximately $258,000) and is entitled to a yearly gross bonus of 35% of his base salary, which will be based on the Board’s assessment of Mr. Tommasoli’s individual performance and the overall performance of the Company. Mr. Tommasoli’s remuneration is subject to deduction of the employee’s share of social contributions, and CSG and CRDS. The Agreement was entered into for an indefinite period, and it may be terminated at any time by either the Company or Mr. Tommasoli with a six months’ notice period; however, no notice period applies in case of serious or gross misconduct. The Agreement further provides for standard benefits, such as reimbursement of business expenses, professional vehicle expenses and participation in the Company’s employee benefit plans and programs. The Agreement also contains certain standard confidentiality requirements.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 7.01.	Regulation FD Disclosures

On March 20, 2023, the Company issued a press release announcing the appointment of Mr. Tommasoli as the Company’s Chief Operating Officer and providing related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated March 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: March 20, 2023	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer